EXHIBIT 23.3


BECKSTEAD AND WATTS, LLP
------------------------
CERTIFIED PUBLIC ACCOUNTANTS

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                702.257.1984 tel
                                                                702.362.0540 fax

January 9, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in the Form S-8 Registration Statement of Rapidtron, Inc. of our report dated February 28, 2003, relating to the balance sheets of Rapidtron, Inc. for the fiscal years ended December 31, 2002, and December 31, 2001, and the financial statements for the period March 22, 2000 (Date of Inception) to December 31, 2002, which are incorporated by reference into such Form S-8.


Signed,
/s/ Beckstead and Watts, LLP
----------------------------
Beckstead and Watts, LLP




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